As filed with the Securities and Exchange Commission on November 10, 2025

Registration No. 333-251052

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPTHEA LIMITED

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

C/- Prime Company Compliance, Level 9

505 Little Collins Street

Melbourne, VIC 3000

Australia

+ 61 3 9826 0399

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Opthea Limited –Long-Term Incentive Plan

Opthea Limited – Non-Executive Director Share and Option Plan

(Full title of the plans)

Corporation Service Company

19 West 44th Street, Suite 200

New York, New York 10036

(800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Ferish Patel

Milson Yu

Cooley LLP

182 Cecil Street, Level 38

Frasers Tower

Singapore 069547

+65 6962-7500

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-8 (File No. 333-251052) (the “Registration Statement”) of Opthea Limited (“Registrant”), filed with the Securities Exchange Commission (the “SEC”) on December 1, 2020.

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold or otherwise unissued under the Registration Statement as of the date hereof. By filing this Post-Effective Amendment, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statement. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold or otherwise unissued at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statement that remain unsold or otherwise unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on November 10, 2025.

OPTHEA LIMITED

By:	/s/ Jeremy Levin, D.Phil, MB BChir
Name:	Jeremy Levin, D.Phil, MB BChir
Title:	Chief Executive Officer

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Opthea Limited, has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on November 10, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

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